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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in the registration statement of Ross Systems, Inc. on Form S-3 of our report, dated August 21, 1997 relating to the financial statements and financial statement schedule, which appears in Ross Systems, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the reference under the heading "Experts" in such registration statement.


/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
Atlanta, Georgia
October 6, 1999